UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 2, 2003

WALTER INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-20537	13-3429953
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4211 W. Boy Scout Boulevard, Tampa, Florida

33607

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (813) 871-4811

NOT APPLICABLE

(Former name or former address, if changed since last report)

Item 9.                                                           Regulation FD Disclosure

The following information is furnished pursuant to Item 9, “Regulation FD Disclosure.”

On September 2, 2003, Walter Industries, Inc. issued a press release setting forth revised earnings per share guidance for the year ended December 31, 2003.  A copy of the press release is attached hereto as Exhibit (99) and is hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER INDUSTRIES, INC.

	By:	/s/ Charles E. Cauthen
	Title:	Charles E. Cauthen Sr. Vice President and Controller

Date: September 3, 2003

Exhibit Index

(99) Press release, dated:  September 2, 2003, issued by Walter Industries, Inc.